  Exhibit 99.1

Flux Power Selected to Provide Lithium-Ion Walkie
Pallet Jack Batteries to Major Global Forklift Manufacturer

Vista, CA – March 29, 2019 -- Flux Power Holdings, Inc. (OTCQB: FLUX), a developer of advanced lithium batteries for industrial applications such as electric forklifts and airport ground support equipment, announced today that it has been selected by a major global forklift manufacturer to supply lithium-ion batteries for the forklift manufacturer’s walkie pallet jack forklift line, pursuant to a private label OEM relationship.

Flux is providing a custom-designed lithium-ion energy storage solution for the forklift manufacturer’s walkie pallet jack lift trucks. The Flux solution includes a UL Listed lithium-ion battery pack, an onboard charger and a fully integrated battery management system to extend battery life by preventing operation outside of warrantied conditions.

Flux CEO, Ron Dutt, commented, “We are very proud to have been selected to provide this forklift manufacturer with their first-ever lithium-ion storage solution for walkie pallet jacks. In addition to offering substantial future sales potential for our walkie pallet jack battery solutions, we believe this forklift manufacturer’s product launch should provide expanded visibility for the productivity, efficiency and enhanced long-term ROI of lithium-ion solutions as an alternative to traditional lead-acid power. ”

About Flux Power Holdings, Inc. (www.fluxpower.com)
Flux Power develops advanced lithium-ion batteries for industrial uses, including its first-ever UL 2271 Listed lithium-ion “LiFT Pack” forklift batteries. Flux solutions utilize its proprietary battery management system and in-house engineering and product design. Flux batteries deliver improved performance, extended cycle life and lower total cost of ownership than legacy lead-acid solutions. Flux sells primarily to lift equipment OEM’s, their dealers and battery distributors. Current products include advanced battery packs for motive power in the lift equipment and airport ground support markets.

This release contains projections and other "forward-looking statements" relating to Flux’s business, that are often identified by the use of "believes," "expects" or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include the development and success of new products, projected sales, the Company’s ability to timely obtain UL Listing for its products, the Company’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. All other third party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Facebook:
FLUXPower
Twitter
Company: @FLUXpwr       Investor Relations: @FluxPowerIR
LinkedIn
Flux Power

Media & Investor Relations:
Catalyst IR
Chris Eddy
212-924-9800
flux@catalyst-ir.com